Exhibit 10.15

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) is made and entered into as of February 12, 2025 (“Effective Date”), by and between BRB FOODS LTD, a company duly incorporated and existing under the laws of the State of Wyoming (the “Company”), its wholly owned subsidiary BR BRANDS S.A., a company incorporated under the laws of Brazil (the “Subsidiary”), and PAULO ROBERTO BONIFACIO (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement dated June 30, 2023 (the “Agreement”);

WHEREAS, the Company has determined that it is in its best interest to appoint the Executive as its Chief Executive Officer (“CEO”) effective as of February 12, 2025;

WHEREAS, the parties desire to amend the Agreement to reflect the Executive’s new position, compensation, and related terms and conditions of employment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.	Position and Duties (a) The Agreement is hereby amended to reflect that, effective as of the Effective Date, the Executive shall serve as the CEO of the Company. In this capacity, the Executive shall have full authority, duties, and responsibilities customary to the position of CEO, including but not limited to leading the Company’s strategic direction, overseeing operations, and managing executive leadership. (b) The Executive shall report directly to the Board of Directors (“Board”) and shall perform such duties and responsibilities as may be assigned by the Board from time to time, consistent with the position of CEO. (c) The Executive shall devote substantially all of their professional time, attention, and best efforts to the performance of their duties and responsibilities to the Company.

2.	Compensation (a) Base Salary: The Executive’s annual base salary shall be USD 96,000 (Ninety Six Thousand dollars), payable in accordance with the Company’s standard payroll policies and procedures. (b) Annual Bonus: The Executive shall be eligible for an annual performance-based cash bonus, with a target of 100% of the Executive’s base salary, subject to the achievement of key performance indicators (KPIs) and other performance objectives as determined by the Board.

3.	Benefits and Perquisites (a) The Executive shall be entitled to participate in all employee benefit plans and programs made available to senior executives of the Company, including but not limited to medical, dental, vision, disability, life insurance, and retirement plans, subject to the terms and conditions of such plans. (b) The Executive shall be entitled to reimbursement for all reasonable and necessary business expenses incurred in connection with their duties, in accordance with the Company’s policies. (c) The Executive shall be provided with a Company-paid executive allowance, including but not limited to travel expenses, corporate housing, and any other perquisites as determined by the Board.

4.	Termination and Severance (a) Termination Without Cause or Resignation for Good Reason: If the Executive’s employment is terminated by the Company without Cause or if the Executive resigns for Good Reason, the Executive shall be entitled to: - A severance payment equal to twelve (12) months of the Executive’s base salary; - A prorated portion of any annual bonus earned through the date of termination; - Continuation of health benefits for a period of twelve (12) months following termination. (b) The definitions of “Cause” and “Good Reason” as set forth in the Agreement shall remain in full force and effect unless otherwise modified herein.

5.	Restrictive Covenants (a) The Executive acknowledges that, as a condition of employment, they remain bound by all confidentiality, non-solicitation, and non- competition obligations set forth in the Agreement. (b) The Executive agrees that for a period of twelve (12) months following the termination of employment for any reason, they shall not directly or indirectly engage in or provide services to any business that competes with the Company, subject to the exceptions outlined in the Agreement.

6.	Miscellaneous (a) Except as expressly modified by this Amendment, all other terms, conditions, and provisions of the Agreement shall remain unchanged and in full force and effect. (b) This Amendment shall be governed by and construed in accordance with the laws of the State of Wyoming and the applicable laws of Brazil. (c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. (d) In the event of any conflict between this Amendment and the Agreement, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

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BRB FOODS LTD

By:	/s/ Paulo Roberto Bonifacio
Name:	Paulo Roberto Bonifacio
Title:	CEO